INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of this ___ day of _____ 2022 between Uncommon Portfolio Design, Inc, a corporation organized under the laws of the State of Colorado (the “Advisor”), and Uncommon Investment Funds Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust“).

WHEREAS, the Advisor is principally engaged in the business of rendering investment management services and is registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Trust is engaged in the business of an investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust offers shares representing interests in each of the separate series listed on Schedule A attached hereto (collectively, the “Initial Funds”);

WHEREAS, the Trust may, from time to time, offer shares representing interests in one or more additional series (each, an “Additional Fund,” and collectively, the “Additional Funds”) as reflected on Schedule A as it may be amended from time to time; and

WHEREAS, the Board of Trustees (the “Board” or “Trustees”) of the Trust has selected the Advisor to act as investment adviser to the Trust on behalf of the Initial Funds set forth on Schedule A to this Agreement (each a “Fund,” and, collectively, the “Funds”), as such Schedule may be amended from time to time upon mutual agreement of the parties, and to provide certain related services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Advisor do hereby agree as follows

1.	APPOINTMENT OF ADVISOR AND DELIVERY OF DOCUMENTS

a.                   The Trust hereby appoints the Advisor to act as investment adviser for the Initial Funds as set forth in Schedule A to this Agreement, for the period and on terms set forth herein. The Advisor accepts such appointment and agrees to render the investment advisory and related services for the compensation set forth herein, subject to the supervision and direction of the Board. In the event that the Trust desires to retain the Advisor to render investment advisory services hereunder with respect to an Additional Fund and the Advisor is willing to render such services, Schedule A shall be amended in accordance with Section 8, paragraph b herein, whereupon such Additional Fund shall become a Fund hereunder.

b.                   The Trust will deliver to the Advisor copies of the Trust’s Agreement and Declaration of Trust and Bylaws (collectively, as amended from time to time, the “Governing Documents”). The Advisor will deliver to the Trust a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”). The Advisor shall promptly furnish the Trust with all material amendments of or supplements to the Code and shall furnish the Trust with all updated versions of the Code at least annually.

c.                   In all matters relating to the performance of this Agreement, the Advisor will act in conformity with the Governing Documents and the Trust’s then-current registration statement on Form N-1A with respect to a Fund, and any amendments or supplements thereto (the “Registration Statement”) and with the instructions and directions of the Board and will comply with the requirements of the 1940

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Act, the rules thereunder, and all other applicable federal and state laws and regulations applicable to the Trust and the Funds.

2.	DUTIES OF THE ADVISOR; EXPENSES OF ADVISOR AND TRUST

a.                   The Advisor shall: (i) furnish continuously an investment program for each Fund; (ii) manage the investment and reinvestment of Fund assets in conformity with the objectives, policies, strategies, and limitations for each Fund as set forth in the Registration Statement, written instructions and directions of the Board, the terms and conditions of exemptive and no-action relief granted to the Trust as amended from time to time; (iii) furnish the Board with such information and reports as the Board may reasonably request in connection with the Advisor’s services hereunder; (iv) determine, in the Advisor’s discretion, the securities, instruments, agreements, and contracts to be purchased, sold or held by each Fund; (v) place each Fund’s transactions as set forth in Section 3 of this Agreement, (vi) instruct the Trust’s custodian(s) to hold and/or transfer each Fund’s assets in accordance with Proper Instructions received from the Advisor (for this purpose, the term “Proper Instructions” shall have the meaning(s) specified in the applicable agreement(s) between the Trust and its custodian(s); (vii) provide the Trust with records concerning the Advisor’s activities which the Trust is required to maintain, (viii) provide regular and special reports to the Trust’s officers and Trustees concerning the Advisor’s discharge of the foregoing responsibilities; (ix) furnish to the Trust all office facilities, equipment, services and executive and administrative personnel necessary for managing the investment program of the Trust for each Fund; and (x) monitor the investment activities and performance of Sub-Advisors (defined below in Section 2I.

b.                   During the term of this Agreement, the Advisor shall pay all of the expenses of each Fund except for (i) the investment advisory fee payment under this Agreement, (ii) brokerage expenses (including any costs incidental to transactions in portfolio securities or instruments), (iii) acquired fund fees and expenses (as that term is used in Form N-1A), (iv) taxes, (v) interest (including borrowing costs and dividend expenses on securities sold short and overdraft charges), (vi) litigation expenses (including litigation to which the Trust or a Fund may be a party and indemnification of the Trustees and officers with respect thereto) and (vii) other extraordinary or non-routine expenses of a Fund.

c.                   Appointment of Investment Sub-Advisors. Subject to the prior approval of a majority of the Board, including a majority of the Board members who are not “interested persons,” as defined in the 1940 Act (“Independent Board Members”), or pursuant to any exemptive relief issued by the SEC, the Advisor may, through a sub-advisory agreement or other arrangement delegate to one or more investment advisors registered under the Advisers Act (each, a “Sub-Advisor”) to the extent permitted by applicable law, certain of the Advisor’s duties enumerated in Sections 2 and 3 hereof; provided, that the Advisor shall continue to supervise and oversee the services provided by such company or employees and any such delegation shall not relieve Advisor of any of its obligations hereunder.

Subject to the provisions of this Agreement, the duties of any Sub-Advisor, the portion of portfolio assets of the Trust that the Sub-Advisor shall manage and the fees to be paid to the Sub-Advisor by the Advisor under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the Advisor, subject to the prior approval of a majority of the Board and a majority of the Independent Board Members.

3.	PORTFOLIO TRANSACTIONS

In connection with the management of the investment and reinvestment of Fund assets pursuant to this Agreement, the Advisor, acting by its own officers, directors or employees, is authorized to select the brokers or dealers (including, to the extent permitted by law and applicable Trust guidelines, the Advisor or any of its affiliates), electronic or other trading systems and to place orders directly with issuers

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of securities. Advisor may open and maintain brokerage accounts of all types on behalf of and in the name of each Fund. Advisor may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Advisor deems desirable or appropriate.

In selecting brokers or dealers to execute transactions on behalf of the Fund, the Advisor is directed to use its best efforts to seek to obtain the best overall terms available, as described in the Registration Statement. In assessing the best overall terms available for any Fund transaction, the Advisor will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to the Fund and/or other funds and accounts over which the Advisor or its affiliates exercise investment discretion. Consistent with any guidelines established by the Board and Section 28(e) of the 1934 Act, the Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Advisor to its discretionary clients, including that Fund. In addition, the Advisor is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Advisor or the Trust’s principal underwriter) if the Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. The Trust hereby authorizes any person directly or indirectly controlling, controlled by or under common control with Advisor which is a member of a national securities exchange (“Affiliated Member”) to effect any transaction on such exchange for the account of any Fund, which transaction is permitted by Section 11(a) of the 1934 Act and the rules thereunder, and the Trust hereby consents to the retention of compensation by such Affiliated Member in connection with such transaction.

The Advisor may, but shall not be obligated to, aggregate or bunch orders for the purchase or sale of securities for a Fund with orders for its other clients and accounts where: (a) such aggregation or bunching of order is not inconsistent with the Fund’s investment objectives, policies and procedures, (b) the allocation of the securities so purchased or sold, as well as the expenses incurred in any such transaction, shall be made by the Advisor in a manner that is fair and equitable in the judgment of the Advisor, and (c) the Advisor shall be cognizant of its fiduciary obligations to each Fund and each of its other clients and shall enter into such transactions only where the rights of each client are considered and protected. The Advisor will promptly communicate to the Trustees such information relating to Fund’s transactions as they may reasonably request.

4.	COMPENSATION OF ADVISOR

For the services to be provided by the Advisor hereunder with respect to each Fund, the Trust shall pay to the Advisor a fee at the rate and computed as set forth on Schedule A attached hereto. Schedule A shall be amended from time to time to reflect the addition and/or termination of any Fund as a Fund hereunder and to reflect any change in the advisory fees payable with respect to any Fund duly approved in accordance with Section 8(b) hereunder. All fees payable hereunder shall be accrued daily and paid monthly as soon as practical after the last day of each month.

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5.	SERVICES NOT EXCLUSIVE

The services of the Advisor to the Trust hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

6.	CERTAIN RECORDS AND REPORTS

Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the 1940 Act that are prepared or maintained by the Advisor (or any Sub-Advisor) on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust at its request (the “Records”). The Advisor agrees to preserve the Records for the periods prescribed in Rule 31a-2 under the 1940 Act.

The Trust and the Advisor agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

7.	STANDARD OF CARE, LIABILITY OF ADVISOR AND INDEMNIFICATION

a.                   Advisor shall exercise its best judgement in rendering services under this Agreement. Neither the Advisor nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Advisor against any liability to the Trust or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, the reckless disregard of its duties or obligations hereunder, or breach of its fiduciary duty to the Trust, any Fund or its shareholders.

b.                   The Advisor shall indemnify and hold harmless the Trust from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) resulting from the Advisor’s willful misfeasance, bad faith or gross negligence in connection with the performance of the Advisor’s obligations under this Agreement, or from the Advisor’s reckless disregard of its obligations and duties under this Agreement; provided, however, that the Advisor’s obligation under this Section 7 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Advisor, is caused by or is otherwise directly related to the Trust’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

c.                   The Trust shall indemnify and hold harmless the Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) resulting from the Trust’s willful misfeasance, bad faith or gross negligence in connection with the performance of the Advisor’s obligations under this Agreement, or from the Trust’s reckless disregard of its obligations and duties under this Agreement; provided, however, that the Trust’s obligation under this Section 7 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Advisor, is caused by or is otherwise directly related to the Advisor’s own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

d.                   The Advisor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust, nor shall the Advisor seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust. The Advisor understands that the rights and obligations

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of each series of shares of the Trust under the Governing Documents are separate and distinct from those of any and all other series.

e.                   Neither the Advisor nor the Trust shall be liable for special, consequential or incidental damages.

f.                    No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or officer of the Advisor, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

g.                   Notwithstanding any other provision of this Agreement, Advisor shall not be liable for any loss suffered by the Trust or its shareholders caused directly or indirectly by circumstances beyond Advisor’s reasonable control including, without limitation, government actions or restrictions, pandemics or epidemics, state of emergency, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods or other catastrophes, acts of God, wars, riots or failures of communication or power supply.

8.	DURATION, AMENDMENT AND TERMINATION

a.                   This Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the members of the Board, including a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval and, as may be required by the 1940 Act and (b) by vote of a majority of that Fund’s outstanding voting securities. This Agreement, unless sooner terminated as provided herein, shall continue for two years after its initial approval (as set forth above) and shall continue from year to year thereafter, provided that each such continuance is specifically approved at least annually by the vote of a majority of the Independent Board Members, cast in person at a meeting called for the purpose of voting on such approval, and by the Board or, with respect to any given Fund, by a vote of a majority of such Fund’s outstanding voting securities. The foregoing requirement, that continuance of this Agreement be “specifically approved at least annually,” shall be construed in a manner consistent with the 1940 Act and the rules, regulations and exemptions thereunder; provided however, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised or relaxed by a rule, regulation, interpretation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, interpretation or order.

b.                   This Agreement may be amended in writing signed by the parties to the Agreement in a manner that is in accordance with applicable laws, rules and regulations and any exemptive relief obtained from the SEC. Any amendment to this Agreement shall become effective with respect to a Fund upon approval of the Advisor, the Board, including a majority of the Independent Board Members or interested persons of any such party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval or a majority of the outstanding voting securities of the Fund, if required under the 1940 Act.

c.                   Any approval, amendment or termination of this Agreement with respect to a Fund will not require the approval of any other Fund or the approval of a majority of the outstanding voting securities of the Trust, unless such approval is required by applicable law.

d.                   This Agreement shall automatically and immediately terminate in the event of its assignment.

e.                   This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities

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(as defined in the 1940 Act) of that Fund, or by the Advisor, in each case on not less than 30 days’ nor more than 60 days’ prior written notice to the other party.

9.	ANTI-MONEY LAUNDERING COMPLIANCE

The Advisor acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Trust has adopted an Anti-Money Laundering Policy. The Advisor agrees to comply with the Trust’s Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Advisor, now and in the future; provided, however, that the Advisor shall not be liable in respect of any failure by it to comply with changes to the Trust’s Anti-Money Laundering Policy of which it has not been notified in writing by the Trust a reasonable time in advance of the effectiveness of such changes. The Advisor further agrees to provide to the Trust and/or the administrator such reports, certifications and contractual assurances as may be reasonably requested by the Trust. The Trust may disclose information regarding the Advisor to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

10.	CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES

The Advisor acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust is required to make certain certifications and has adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Advisor agrees to use its best efforts to assist the Trust and the Funds in complying with the Sarbanes-Oxley Act and implementing the Trust’s disclosure controls and procedures. The Advisor agrees to inform the Trust of any material development related to the Funds that the Advisor reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-Oxley Act.

11.	USE OF NAME

The Trust shall have the non-exclusive right to use the name “Uncommon Investment Funds” or derivative or similar name to designate itself and any current or future series of shares only so long as Uncommon Portfolio Design, Inc., or an affiliate, serves as investment manager or Advisor to the Trust with respect to such series of shares. In the event that the Advisor ceases to act as the investment Advisor to the Funds, the Trust shall cease using the names “Uncommon Investment Funds” or derivative or similar name.

12.	MISCELLANEOUS

a.                   Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid or electronically addressed by the party giving notice to the other party at its principal place of business, address to the president and Chief Compliance Officer of the other party or such alternate address as a party may designate in writing for the receipt of such notices.

b.                   Severability. If any provision of this Agreement or the application thereof to any Party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

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c.                   Entire Agreement. This Agreement constitutes the full and complete agreement of the Parties hereto with respect to the subject matter hereof.

d.                   Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

e.                   Execution by Counterpart. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

f.                    Survival After Termination. The rights and obligations set forth in Section 7 shall survive the termination of this Agreement.

g.                   Titles. Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

h.                   Permissible Interests. Trustees, officers, agents and shareholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, partners, officers, agents, shareholders or otherwise; directors, partners, officers, agents and shareholders of the Advisor are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise; and the Advisor (or any successor thereof) is or may be interested in the Trust as a shareholder or otherwise.

i.                    Meaning of Terms. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “in-person meeting,” “investment adviser,” “national securities exchange,” “net assets,” “prospectus,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. All references to the 1933 Act, 1934 Act or 1940 Act shall be deemed to incorporate any rules, regulations, SEC interpretations or orders thereunder. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation, interpretation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first set forth above.

SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE

INVESTMENT ADVISORY AGREEMENT

between

Uncommon Investment Funds Trust

and

Uncommon Portfolio Design, Inc.

Dated ____________ __, 2022

UNCOMMON INVESTMENT FUNDS TRUST

By:	__________________________
Name:	Eric Rubin
Title	President

UNCOMMON PORTFOLIO DESIGN, INC.

By:	__________________________
Name:	Eric Rubin
Title	President

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Schedule A
to the

INVESTMENT ADVISORY AGREEMENT

between

Uncommon Investment Funds Trust

and

Uncommon Portfolio Design, Inc.

Dated ________, 2022

Investment Advisory Fee. Pursuant to Sections 1 and 4 of the Agreement, the Trust, on behalf of each Fund listed below, shall pay the Advisor as compensation an investment advisory fee, which shall be accrued daily and paid monthly as soon as practical after the last day of each month at the following annual rates on the average daily net assets of such Fund (“Investment Advisory Fee”):

Fund	Annual Advisory Fee Rate	Effective Date
Uncommon Generosity 50 Equity ETF	0.65%	_______________ 2022
Uncommon Portfolio Design Core Equity ETF	0.65%	_______________, 2022

(a)	Expenses of the Trust. From the Investment Advisory Fee, the Advisor shall arrange and pay the fees of the Sub-Advisor, custodian, transfer agent, Fund accountant and administrator, distributor and other routine operating expenses, except: (i) the Investment Advisory Fee payment under this Agreement, (ii) brokerage expenses (including any costs incidental to transactions in portfolio securities or instruments), (iii) interest (including borrowing costs and dividend expenses on securities sold short and overdraft charges), (iv) taxes and (vii) other extraordinary or non-routine expenses of the Fund.

(b)	Calculation. The Investment Advisory Fee shall be calculated by the Fund’s accounting agent and shall be accrued daily and be calculated by applying the daily Investment Advisory Fee annual percentage rate, as specified above, to the average daily net assets of the Fund. The value of the Fund’s net assets shall be computed in the manner specified in the Registration Statement and the Governing Documents.

(c)	Payment. The Investment Advisory Fee shall be paid as soon as practical after the last day of each month.

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